Agreement and Plan of Merger and Reorganization

among

Clear System Recycling, Inc.,

Clear System Merger Sub, Inc.

and

Experience Art & Design, Inc.

 January 16, 2013

TABLE OF CONTENTS

ARTICLE 1 THE MERGER

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

ARTICLE 4 ADDITIONAL AGREEMENTS

ARTICLE 5 CLOSING; DELIVERIES

ARTICLE 6 DEFINITIONS

ARTICLE 7 MISCELLANEOUS

LIST OF EXHIBITS AND DISCLOSURE SCHEDULES

Exhibits

A                     Articles of Incorporation of Merger Sub

B                     By-laws of Merger Sub

C                     Form of Opinion of Synergy Law Group, LLC

D                     Form of Opinion of Pearlman & Schneider, LLP

Company Disclosure Schedules (To be provided at Closing)

2.1                   Subsidiaries

2.4                   Indebtedness

2.5                   Company Stockholders and Shares; Allocation of Parent Common Stock

2.7                   Compliance with Laws

2.11                 Adverse Officer and Director Information

2.12                 Absence of Certain Changes

2.13(a)             Schedule of Real and Personal Property

2.13(b)             Material Agreements

2.13(c)             Schedule of Insurance

2.13(d)            Schedule of Patents and Other Intangible Assets

2.14                 Employees and Employment Agreements

2.15                 Ownership of Intellectual Property

2.16                 Schedule of Employee Benefit Plans

2.18                 Product Liability Claims

2.19                 Litigation

2.21                 Interested Party Transactions

2.25                 Obligations to or by Stockholders

2.27                 Broker’s and Finder’s Fees

Parent Disclosure Schedules (To be provided at Closing)

3.1(c)               Parent Board of Directors, Committees and Officers

3.2(a)               Subsidiaries of Parent

3.2(c)               Subsidiary Board of Directors, Committees and Officers

3.10                 SEC Reporting

3.16                 Compliance with Laws

3.20                 Obligations to or by Stockholders

3.23                 Interested Party Transactions

3.25                 Bank Accounts and Safe Deposit Boxes

3.26                 Intellectual Property

ii

Agreement and Plan of Merger and Reorganization

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Agreement”) is made and entered into on January 16, 2013, by and among Clear System Recycling, Inc., a Nevada corporation (“Parent”), Clear System Merger Sub, Inc. (“Merger Sub”), a Nevada corporation and wholly-owned subsidiary of Parent, and Experience Art & Design, Inc. f/k/a CI Holdings, Inc., an Oregon corporation (“Company”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of each of the Parent, the Merger Sub and the Company have each determined that it is in the best interests of their respective entities and the stockholders thereof to enter into a business combination transaction pursuant to which the Company will merge with and into the Merger Sub (the “Merger”), with the Merger Sub continuing after the Merger as the surviving corporation and wholly-owned subsidiary of the Parent;

WHEREAS, pursuant to the Merger, (i) outstanding shares of common stock of the Company (“Company Common Stock”) will, in accordance with this Agreement, be converted into the right to receive shares of common stock, $0.001 par value per share, of the Parent (“Parent Common Stock”) and (ii) the Parent shall assume certain indebtedness (the “Assumed Indebtedness”) of the Company as provided in Schedule 2.4 hereto;

WHEREAS, the Board of Directors of Parent, the Board of Directors of the Merger Sub and the Board of Directors of the Company have each approved this Agreement and transactions contemplated hereby;

WHEREAS, the parties hereto intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder and to cause the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Code; and

WHEREAS, the Parent Common Stock to be issued in connection with the Merger are expected to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder;

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1
 THE MERGER

1.1                       Merger of the Company with and into the Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (“NRS”) and the Oregon Revised Statutes (“ORS”), at the Effective Time, the Company shall be merged with and into the Merger Sub, and the separate existence of the Company shall cease. The Merger Sub will change its name to “Experience Art & Design, Inc.” and continue as the surviving corporation (“EAD”) following the Merger. The Closing of the Merger shall be conditioned upon approval of the Stockholders of the Company.

1.2                       Effect of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the NRS and the ORS. As a result of the Merger, EAD will become a wholly-owned subsidiary of the Parent. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in EAD, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of EAD.

1.3                       Closing; Effective Time.  Subject to the terms and conditions of this Agreement, simultaneous with the Closing hereof, the parties hereto shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Nevada and the Secretary of State of the State of Oregon articles of merger (the “Articles of Merger”) with respect to the Merger, satisfying the applicable requirements of the NRS and the ORS and in a form reasonably acceptable to the Parent, the Merger Sub and the Company. The Merger shall become effective at the time of the filing of such Articles of Merger with the Secretary of State of the State of Nevada and the Secretary of State of the State of Oregon or at such later time as may be specified in such Articles of Merger (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4                       Articles of Incorporation and Bylaws; Directors and Officers.  At the Effective Time:

(a)                Merger Sub Articles of Incorporation.  The Merger Sub Articles of Incorporation, as in effect immediately before the Effective Time, attached as Exhibit A hereto, shall be the Articles of Incorporation of EAD until thereafter amended as provided by the NRS and such Articles of Incorporation;

(b)               Merger Sub Bylaws.  The Merger Sub Bylaws, as in effect immediately before the Effective Time, attached as Exhibit B hereto, shall be the Bylaws of EAD until thereafter amended as provided by the NRS and such Bylaws;

(c)                Merger Sub Directors.  The directors of the Company immediately before the Effective Time shall be the directors of EAD, each to hold office in accordance with the Articles of Incorporation and bylaws of EAD; and

(d)               Merger Sub Officers.  The officers of the Company immediately before the Effective Time shall be the officers of EAD, in each case until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

1.5     Shares to Be Issued; Effect on Capital Stock.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger, the following shall occur:

(a)                Conversion of Company Stock. Subject to the terms of Section 1.5(c), each share of Company Common Stock issued and outstanding immediately before the Effective Time will be converted automatically into the right to receive: (A) that number of shares of Parent Common Stock equal to the Exchange Ratio and (B) any fractional share be rounded up to the nearest whole number.

(b)               Capital Stock of Merger Sub.  Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of EAD.

(c)                No Fractional Shares.  No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip representing such fractional shares shall be issued.  Fractional shares shall be rounded up to the nearest whole number. The holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder), in lieu of such fractional share and upon surrender of such holder’s certificate representing shares of Company Common Stock (the “Company Stock Certificate”), shall instead receive Parent Common Stock rounded up to the nearest whole number.

(d)               Cancellation of Treasury Shares. Each share of stock held in the treasury of either the Parent, Merger Sub or the Company immediately prior to the Effective Time shall be cancelled and cease to exist.

1.6                       Calculation of Exchange Ratios. The “Exchange Ratio” shall be one share of Parent Common Stock in exchange for one share of Company Common Stock outstanding immediately before the Effective Time.

1.7                       Dissenting Shares.  Notwithstanding any other provision of this Agreement to the contrary, any shares of Company Common Stock that have not been voted in favor of adoption of this Agreement, and with respect to which a demand for payment and appraisal have been properly made in accordance with ORS 60.551 through 60.594 (such shares referred to as “Dissenting Shares”), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.5(a), but shall be converted in to the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the ORS, as applicable; provided, however, that if a holder of Dissenting Shares (a “Dissenting Stockholder”) withdraws such holder’s demand for such payment and appraisal or becomes ineligible for such payment and appraisal then, as of the later of the Effective Time or the date of which such Dissenting Stockholder withdraws such demand or otherwise becomes ineligible for such payment and appraisal, such holder’s Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive Parent Common Stock as determined in accordance with Section 1.5(a).

1.8                       No Further Transfer of Company Common Stock.  At the Effective Time all shares of Company Common Stock outstanding immediately before the Effective Time shall automatically be exchanged, and all holders of Company Common Stock that were outstanding immediately before the Effective Time shall cease to have any rights as stockholders of the

Company, except the right to receive the consideration described in Section 1.5(a) or Section 1.7, as applicable.  No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. Subject to Section 1.9(f) if, after the Effective Time, any shares of Company Common Stock are presented to the Exchange Agent or to the Company or the Parent, such shares shall be canceled and shall be exchanged as provided in Section 1.9.

1.9                       Exchange of Certificates.

(a)                Exchange Agent.  The Parent and the Company have jointly selected and designated Island Stock Transfer Company (the “Exchange Agent”) to act as agent of the Parent for purposes of, among other things, mailing and receiving transmittal letters and distributing the Parent Common Stock to the holders of Company Common Stock.

(b)               Parent to Provide Common Stock.  Promptly after the Effective Time, the Parent shall supply or cause to be supplied or made available to the Exchange Agent for exchange in accordance with this Section 1.9 through such reasonable procedures as the Parent may adopt, instructions regarding issuance of certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 1.5(a) in exchange for shares of Company Common Stock outstanding immediately before the Effective Time (the “Exchange Shares”).

(c)                Exchange Procedures.  As promptly as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of Company Common Stock whose shares would be converted into the right to receive shares of Parent Common Stock pursuant to Section 1.5(a), (i) a letter of transmittal in customary form; (ii) such other customary documents as may be required pursuant to such instructions; and (iii) instructions for use in effecting the surrender of Company Common Stock in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Common Stock for cancellation to the Exchange Agent, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Common Stock shall be entitled to receive in exchange therefor (y) a certificate representing the number of whole Exchange Shares into which the Company Common Stock represented thereby shall have been converted into the right to receive as of the Effective Time and (z) cash in respect of any fractional shares as provided in Section 1.5(c), and the Company Common Stock so surrendered shall forthwith be canceled. Until so surrendered, each such outstanding share of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive cash in lieu of the issuance of any fractional shares. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide a reasonable affidavit as indemnity against any claim that may be made against the Exchange Agent, Parent or the Company with respect to such Company Stock Certificate.

(d)               Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Common Stock with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Common Stock shall surrender such shares of Company Common Stock. Subject to applicable law, following surrender of any such Company Common Stock, there shall be delivered to the record holder of Company Common Stock a certificate representing whole shares of Parent Common Stock issued in exchange therefor (including any cash in respect of any fractional shares), without interest at the time of such surrender, and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section) with respect to such shares of Parent Common Stock.

(e)                Transfers of Ownership.  If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which Company Stock Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Common Stock so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Common Stock surrendered, or established to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not payable, and shall provide such written assurances regarding federal and state securities law compliance as the Parent or the Exchange Agent may reasonably request.

(f)                Termination of Exchange Shares.  Any Exchange Shares which remain undistributed to the stockholders of the Company twelve (12) months after the Effective Time shall be delivered to Parent, upon demand, and any Company Stockholder who has not previously complied with this Section shall thereafter look only to Parent for payment of their claim for their portion of the Exchange Shares and any dividends or distributions with respect to the Exchange Shares.

(g)               No Liability.  Notwithstanding anything to the contrary in this Section, none of the Exchange Agent, Parent, the Company or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h)               Dissenting Shares.  The provisions of this Section shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange such shares to which such holder is entitled pursuant to Section 1.5.

1.10                   Further Action.  If, at any time after the Effective Time, any further action that is commercially reasonable and lawful is determined by Parent to be necessary or appropriate to carry out the purposes of this Agreement or to vest Parent with full right, title and possession of all shares of Company Common Stock, the officers and directors of the Company and Parent shall be fully authorized (in the name of the Company and otherwise) to take such action.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Parent that, except as set forth in the Company’s Disclosure Schedules to be provided at Closing, the statements contained in this Article 2 are true and correct as set forth below:

2.1                       Organization, Standing, Etc.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Oregon, and has all requisite power and authority to carry on its business, to own or lease its properties and assets, to enter into this Agreement and to carry out the terms hereof. Copies of the Articles of Incorporation and By-laws of the Company that have been delivered to the Parent prior to the execution of this Agreement are true and complete and have not since been amended or repealed. Except as provided in Schedule 2.1 hereto, the Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

2.2                       Qualification.  The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each state or other jurisdiction wherein the nature of its activities or properties owned or leased makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect (“Material Adverse Effect”) on the properties, assets, liabilities or results of operations of the Company taken as a whole.

2.3                       Capitalization of the Company.  There are 6,600,000 shares of common stock of the Company issued and outstanding, and such shares are duly authorized, validly issued, fully paid and, none of such shares have been issued in violation of preemptive rights, if any, of any person. The offer, issuance and sale of the shares were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. The Company has no outstanding options, rights or commitments to issue shares or other equity securities, and there are no outstanding securities convertible or exercisable into or exchangeable for shares or other equity securities of the Company.

2.4                       Indebtedness.  The Company has no Indebtedness except the Assumed Indebtedness as identified on the Company Financial Statements (as defined below) or in Schedule 2.4 hereto.

2.5                       Stockholders of the Company.  Schedule 2.5 hereto contains a true and complete list of the names and addresses of the record owners of all of the outstanding shares and other equity securities of the Company, together with the number securities held. To the best knowledge of the Company, there is no voting trust, agreement or arrangement among any of the beneficial holders of the shares affecting the nomination or election of directors or the exercise of the voting rights of the shares.

2.6                       Acts and Proceedings.  The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of the Company, and all of the acts and other proceedings required for the due and valid authorization, execution, delivery and performance of this Agreement have been or, at the Closing, shall be, validly and appropriately taken.

Except for the requisite approval of the Merger and the adoption of this Agreement by the Company’s stockholders and the Merger filings with the State of Oregon, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

2.7                       Compliance with Laws and Instruments. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing or as set forth in Schedule 2.7, (b) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Articles of Incorporation or By-laws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except where any such violation, conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company. To the knowledge of the Company, the Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any material term or provision of its Articles of Incorporation or By-laws or any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or any other material agreement or instrument to which the Company is a party or by which the Company or any of its respective properties is bound or affected, in each case except as could not reasonably be expected to have a Material Adverse Effect.

2.8                       Binding Obligations.  This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.9                       Financial Statements.  Prior to the Closing Date the Company shall furnish Parent with a true and complete copy of the following financial statements or thereafter provide such statements as shall be required by the U. S. Securities and Exchange Commission: (i) the audited balance sheets of the Company as of December 31, 2012, and the related audited statements of income and statements of cash flow of the Company for the fiscal year ended December 31, 2012; and (ii) audited balance sheets and related audited statements of income and audited statements of cash flow for Chiurazzi Internazionale, S.R.L. for the fiscal year ending December 31, 2011 and the period ending December 17, 2012 (together items (i) and (ii) in this section are the “Company Financial Statements”). The Company Financial Statements will fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of the Company, at the dates and for the respective periods to which they apply. The Company Financial Statements through December 31, 2012 have been audited by LBB &Associates Ltd, LLP and all Company Financial Statements (i) were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods involved (“GAAP”); and (ii) have been adjusted for all normal and recurring accruals (and, in the case of unaudited financial information, on a basis consistent with year-end audits). The financial statements of Chiurazzi Internazionale, S.R.L. have been audited by Baker Tilly Revisa S.p.A. and were prepared in conformity with International Financial Reporting Standards.

2.10                   Liabilities.  Except as otherwise disclosed in Company Financial Statements, Notes to the Financial Statements, or in Schedule 2.4, the Company does not have any material liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. Furthermore, there is no pending proceeding that has been commenced against the Company that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Company, no such proceeding has been threatened.

2.11                   Adverse Officer and Director Information.

Except as set forth on Schedule 2.11, during the past five year period neither the Company, nor, to its knowledge, any of its executive officers, members of executive management or directors, nor any Person intended upon consummation of the Merger to be nominated by the Company to become an officer, member of executive management or director of the Surviving Company or any successor entity or subsidiary, has been the subject of:

(a)        a petition under the federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of the Company or such Person, or any partnership in which the Company or any such Person was a general partner at or within two years before the time of such filing, or any corporation or business association of which the Company or any such Person was an executive officer at or within two years before the time of such filing;

(b)        a conviction in a criminal proceeding or a named subject of a pending criminal proceeding  for violation of any federal or state securities statute or regulation;(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the Company or any such Person from, or otherwise limiting (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the United States Commodity Futures Trading Commission or the SEC or an associated Person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

 (d)      a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(e)        a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

2.12                   Absence of Certain Changes.  Since the date of the Company Financial Statements, and except as set forth on Schedule 2.12, the Financial Statements or the Notes to the Financial Statements, the Company has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 2.12 and except in the ordinary course of business, there has not been with respect to the Company:

(a)                any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Company;

(b)               any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company;

(c)                any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any redemption, purchase or other acquisition of any such shares;

(d)               any subjection to any lien on any of the assets, tangible or intangible, of the Company;

(e)                any incurrence of indebtedness or liability or assumption of obligations by the Company;

(f)                any waiver or release by the Company of any right of any material value;

(g)               any compensation or benefits paid to officers or directors of the Company;

(h)               any change made or authorized in the articles of incorporation or bylaws of the Company;

(i)                 any loan to or other transaction with any officer, director or stockholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company; or

(j)                 any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of the Company.

2.13                   Schedule of Assets and Contracts.  Attached hereto as Schedules 2.13(a) through 2.13(d) are various schedules listing assets and contracts of the Company, as described herein.

(a)                Schedule 2.13(a) contains a true and complete list of all real property leased by the Company, including a brief description of each item thereof and of the nature of the Company’ interest therein, and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $25,000, including a brief description of each item and of the nature of the interest of the Company therein.  All the property listed in Schedule 2.13(a) as being leased by the Company is held by the Company under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described in Schedule 2.13(a); and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

(b)               Except as expressly set forth in this Agreement, the Balance Sheet or the notes thereto, or as disclosed in Schedule 2.13(b) hereto, the Company is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Company. Except as disclosed in Schedule 2.13(b) hereto, the Company is not a party to any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) other than as set forth in Schedule 2.13(a) hereto, lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $25,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $25,000. Except as disclosed in Schedule 2.13(b), none of the agreements, contracts, leases, instruments or other documents or arrangements listed in Schedule 2.13(a) through Schedule 2.13(d) requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and exchange and the transactions contemplated hereby.

(c)                Schedule 2.13(c) contains a true and complete list of all insurance policies and insurance coverage with respect to the Company, and its business, premises, properties, assets, employees and agents.

(d)               Schedule 2.13(d) contains a true and complete list of all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses, both domestic and foreign, presently owned, possessed, used or held by the Company; and, except as set forth in Schedule 2.16, the Company owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions. Schedule 2.13(d) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing. Except as disclosed in Schedule 2.13(d), none of the Company’s patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications and grants of licenses set forth in Schedule 2.13(d) are subject to any pending or, to the knowledge of the Company and the Stockholders, threatened challenge. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any license to which the Company is a party.

(e)                The Company has furnished to Parent true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in Schedule 2.13(a) through Schedule 2.13(d), as well as any additional agreements or documents, requested by Parent. The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. To the best knowledge of the Company, all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default thereunder. The Company has no outstanding power of attorney.

2.14                   Employees.  The Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. Except as set forth in Schedule 2.14, and other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director, employee or Affiliate of the Company.

2.15                   Patents and Other Intangible Assets.

(a)                Except as set forth in Schedule 2.15, the Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon a claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business.

(b)               To the knowledge of the Company, the Company owns or has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data (collectively, “intellectual property”) required for the development, operation and sale of its products, and all related technologies, products and services.

2.16                   Employee Benefit Plans; ERISA.

(a)                Except as disclosed in Schedule 2.16 hereto, there are no “employee benefit plans” (within the meaning of Section 3(3) of the ERISA) or any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company.  The plans listed in Schedule 2.16 hereto are hereinafter referred to as the “Employee Benefit Plans.”

(b)               All current and prior material documents, including all amendments thereto, with respect to each Employee Benefit Plan have been given to Parent or its advisors.

(c)                All Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code, and any other applicable state, federal or foreign law.

(d)               There are no pending or, to the knowledge of the Company, threatened, claims or lawsuits which have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan.

(e)                There is no pending or, to the knowledge of the Company, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan.

(f)                No actual or, to the knowledge of the Company, contingent, liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the financial statements of the Company or the Schedules to this Agreement, and to the knowledge of the Company, no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

2.17                   The Company has good, valid and marketable title to all properties and assets used in the conduct of its business free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as could not reasonably be expected to have a Material Adverse Effect.

2.18                   Except as disclosed in Schedule 2.18 hereto, no suit, proceeding or action or threat of suit, proceeding or action has been asserted or made against the Company within the last two years due to alleged bodily injury, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by the Company.

2.19                   Except as disclosed in Schedule 2.19 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, assets or business that could reasonably be expected to have a Material Adverse Effect. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

2.20                   The Company possesses from the appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the businesses currently conducted by it (except for those, the absence of which would not reasonably be expected to have a Material Adverse Effect), and all are in full force and effect.

2.21                   Except as disclosed in Schedule 2.21 hereto, no officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which either of the Company is a party or by which either of them may be bound or affected.

2.22                   There is no substance or material defined or designated as hazardous or toxic waste, material, substance or other similar term, by any environmental statute, regulation or ordinance currently in effect, on, about, or in any of the real property in which the Company now has or previously had any leasehold or ownership interest.

2.23                   The Company has not been advised within the past thirty (30) days that any material customer, supplier or independent contractor of the Company intends to terminate or materially curtail its business relationship with the Company which could reasonably be expected to have a Material Adverse Effect.

2.24                   Neither the Company nor, to their knowledge, any director, officer, stockholder, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.25                   Except as disclosed in Schedule 2.25, the Company has no liability or obligation or commitment to any Stockholder or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any Stockholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

2.26                   No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company, when considered as a whole together with all other information furnished to Parent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

2.27                   Broker’s and Finder’s Fees.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except as disclosed in Schedule 2.27 hereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Parent and Merger Sub (with respect to the representations, warranties and covenants of Merger Sub) represent and warrant to the Company that, except as set forth in the Parent’s Disclosure Schedules attached hereto, the statements contained in this Article 3 are true and correct as set forth below:

3.1                       Organization and Good Standing.

(a)                Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with requisite corporate power and authority to conduct its business as now being conducted and to own or use its properties and assets. Parent has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

(b)               Parent is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Parent.

(c)                Schedule 3.1(c) accurately sets forth (i) the names of the members of the board of directors of Parent, (ii) the names of the members of each committee of such board of directors, and (iii) the names and titles of the officers of Parent.

(d)               Merger Sub was formed for the sole purpose of effecting a merger and, except as contemplated by this Agreement, Merger Sub has not conducted any business activities and does not have any liabilities.

3.2                       Subsidiaries.

(a)                Schedule 3.2(a) sets forth all direct and indirect Subsidiaries of Parent. Parent owns all of the equity of each Subsidiary. Except as set forth on Schedule 3.2(a), Parent does not have any Subsidiaries or affiliated companies and does not otherwise own any shares in the capital of or any interest in, or control, directly or indirectly, any entity. Parent has not agreed and is not obligated to make any future investment in or capital contribution to any entity. Parent has not guaranteed and is not responsible or liable for any obligation of any of the entities in which it owns or has owned any equity interest.

(b)               Each Subsidiary of Parent: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such license and qualification necessary, expect, in each of clauses (i), (ii) and (iii), such failures which, when taken together with all other such failures, would not have a Material Adverse Effect on Parent or such Subsidiary.

(c)                Schedule 3.2(c) accurately sets forth (i) the names of the members of the boards of directors of each Subsidiary of Parent, (ii) the names of the members of each committee of such boards of directors, and (iii) the names and titles of the officers of each Subsidiary of Parent.

3.3                       Authority.  Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the ancillary agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the ancillary agreements and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of this Agreement by the stockholders of Parent and Merger Sub. The Board of Directors of Parent and Merger Sub have unanimously approved this Agreement and authorized the Merger. This Agreement has been (and the ancillary agreements will be at the Closing) duly executed and delivered by Parent and Merger Sub, and this Agreement constitutes (and the ancillary agreements will constitute at the Closing) the valid and binding obligations of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and subject to general principles of equity. Merger Sub has been formed solely for the purpose of executing and delivering a merger agreement and consummating a merger transaction. Since the date of its incorporation, Merger Sub has neither engaged in nor transacted any business or activity of any nature whatsoever other than activities related to its corporate organization and the execution and delivery of a merger agreement and the related documents and instruments. Merger Sub has no assets or properties or debts, liabilities or obligations of any kind whatsoever, and with the exception of this Agreement and the related documents and instruments, is not a party to any contract, agreement or undertaking of any nature.

3.4                       No Conflict.  The execution and delivery by Parent of this Agreement and the ancillary agreements to which Parent is a party, does not, and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, or result in any violation of, any provision of the Parent Articles of Incorporation or Parent Bylaws, (b) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license of Parent, (c) conflict with, or result in any violation of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its properties or assets, or (d) conflict with, or result in a violation of any resolution adopted by Parent’s stockholders, Parent’s board of directors or any committee of Parent’s board of directors.

3.5                       Consents.  No consent, approval, order or authorization of or registration, declaration or filing with, any governmental entity or any party to any material contract is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and any ancillary agreement to which Parent is a party or the consummation by Parent of the transactions contemplated hereby, except (a) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (b) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and (c) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Material Adverse Effect on Parent.

3.6                       Governmental Authorizations.  Parent has obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity (a) pursuant to which Parent currently operates or holds any interest in any of its properties, or (b) that is required for the operation of Parent’s business or the holding of any such interest, and all of such authorizations are in full force and effect.

3.7                       Broker’s and Finder’s Fees.  No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement, or with respect to the consummation of the transactions contemplated hereby, including the Merger and exchange.

3.8                       Capitalization of Parent.

(a)                The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, of which 36,750,000 shares are issued and outstanding on the date hereof, and (ii) 15,000,000 shares of undesignated preferred stock, none of which are issued or outstanding, prior to taking into consideration the issuance of Parent Common Stock in the exchange. Except with respect to the Parent Incentive Plan, the Parent has no other shares of capital stock reserved for issuance upon the exercise of any other options or any warrants and no shares of capital stock are reserved for issuance to any party, including upon the conversion of any outstanding convertible notes, debentures or securities. Parent has no outstanding options, rights, calls, preemptive rights, subscriptions or commitments to issue any equity Securities of Parent.

(b)               There is no plan or arrangement to issue capital stock by Parent except as set forth in this Agreement, and there are no registration rights.  There is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Parent is a party or by which it is bound with respect to any equity securities of Parent.

(c)                There are no outstanding contractual obligations (contingent or otherwise) of Parent to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Parent or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity or person.

3.9                       Validity of Shares.

(a)                All outstanding shares of the capital stock of Parent are (i) validly issued and outstanding, fully paid and non-assessable, (ii) were not issued in violation of the preemptive rights of any person, (iii) were issued in transactions that were (A) exempt from the registration and prospectus delivery requirements of the Securities Act, (B) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (C) accomplished in conformity with all other applicable securities laws.

(b)               The approximately 6,600,000 shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.9(b) hereof, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and non-assessable and not in violation of any preemptive rights. Based, in part, on the representations and warranties of the Stockholders as contemplated by Section 4 hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon the Merger and exchange pursuant to Article will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

3.10                SEC Reporting and Compliance.

(a)                Parent filed a registration statement on Form S-1 (No. 333-174175) under the Securities Act which became effective on July 12, 2011, and has not been withdrawn.  All shares held by selling stockholders in such registration statement, other than those held by Affiliates of Parent, have been sold in accordance with the Plan of Distribution set forth in such registration statement.

(b)               Since July 12, 2011, Parent has filed with the Commission all registration statements, proxy statements, information statements, reports, schedules, forms and other documents required to be filed pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission on a timely basis (or has received a valid extension of such time of filing and has filed any such reports or other documents prior to the expiration of any such extension). Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

(c)                Parent has delivered or made available to the Company true and complete copies of its registration statement (including all amendments thereto and supplements to the prospectus contained therein) and reports (collectively, the “Parent SEC Documents”) filed by Parent with the Commission.  The Parent SEC Documents, as of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date hereof, then as of the date of such amendment, supplement or superseding filing) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable thereto, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

(d)               Except as set forth on Schedule 3.10, Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since October 3, 2012. Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission since July 12, 2011, and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent documents or notices filed by the Parent with the Commission or delivered to the stockholders of Parent.

(e)                Parent is not an investment company within the meaning of Section 3 of the Investment Company Act.

(f)                The shares of Parent Common Stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol “CLRS.OB,” and Parent is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Parent Common Stock and, except as disclosed on Schedule 3.10, has no knowledge or notice of any trading irregularities with respect to the Parent Common Stock including, without limitation, price manipulation.

(g)               The Parent SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Parent nor any of its officers has received any notice from the SEC or any other governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

3.11                   Financial Statements.  The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the Parent SEC Documents (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the Parent, and (iii) present fairly in all material respects the financial condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011 (the “Parent Financial Statements”) were audited by, and include the related opinion of Sadler Gibb & Associates, Parent’s independent registered public accounting firm.

3.12                   Events Subsequent to Financial Statements. Since December 31, 2012, there has not been:

(a)                any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Parent;

(b)               any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Parent;

(c)                any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Parent or any redemption, purchase or other acquisition of any such shares;

(d)               any subjection to any lien on any of the assets, tangible or intangible, of Parent;

(e)                any incurrence of indebtedness or liability or assumption of obligations by Parent;

(f)                any waiver or release by Parent of any right of any material value;

(g)               any compensation or benefits paid to officers or directors of Parent;

(h)               any change made or authorized in the articles of incorporation or bylaws of Parent;

(i)                 any loan to or other transaction with any officer, director or stockholder of Parent giving rise to any claim or right of Parent against any such person or of such person against Parent; or

(j)                 any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of Parent.

3.13                   Liabilities. Except as otherwise disclosed in Parent Financial Statements, Parent does not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  In addition, Parent represents that upon Closing, Parent will not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  Furthermore, there is no pending proceeding that has been commenced against Parent that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of Parent, no such proceeding has been threatened.

3.14                   Tax Matters.  Parent has duly filed all federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted.  Parent has paid, or adequately reserved against in Parent Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it.  To the knowledge of Parent, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Parent’s Tax Returns. No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from Parent.  For the purposes of this Section, a Tax is due (and must therefore either be paid or adequately reserved against in Parent Financial Statements) only on the last date payment of such Tax can be made without interest or penalties, whether such payment is due in respect of estimated Taxes, withholding Taxes, required Tax credits or any other Tax.

3.15                   Governmental Consents.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent required in connection with the consummation of the Merger and exchange have been or shall have been obtained prior to, and be effective as of, the Closing.

3.16                   Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent of this Agreement and the consummation by it of the transactions contemplated by this Agreement, including the Merger and exchange:  (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except (i) such as shall have been obtained prior to the Closing, or (ii) as set forth in Schedule 3.16; (b) will not cause the Parent to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of its Articles of Incorporation or By-laws; (c) will not violate or be in conflict with in a material manner, result in a material breach of or constitute (with or without notice or lapse of time, or both) a material default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other material contract, agreement or instrument to which the Parent is a party or by which the Parent or any of its properties are bound or affected, except where any such violation, conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; and (d) will not result in the creation or imposition of any material Lien upon any property or asset of the Parent.  Parent is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Articles of Incorporation or By-laws, to its knowledge, or any indenture, loan or credit agreement, deed of trust, mortgage, security agreement, except as could not reasonably be expected to have a Material Adverse Effect on the Parent, or any other material agreement or instrument to which the Parent is a party or by which it or any of its properties are bound or affected.

3.17                   Binding Obligations.  This Agreement constitutes the legal, valid and binding obligation of the Parent, and is enforceable against the Parent, in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.18                   No General Solicitation.  In issuing the Parent Common Stock in the Merger and exchange hereunder, neither Parent nor, to its knowledge, anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

3.19                   Litigation

.  There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or its properties, assets or business.  Parent is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

3.20                   Obligations to or by Stockholders.  Except as disclosed in the Parent SEC Documents or on Schedule 3.20, the Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to Parent.

3.21                   Material Contracts.  Parent has provided to the Company, prior to the date of this Agreement, true, correct and complete copies of each written material Parent contract, including each amendment, supplement and modification thereto.

3.22                   Employees.  Except as disclosed in the Parent SEC Documents, Parent has no employees, independent contractors or other Persons providing services to it.  Except as would not have a Material Adverse Effect, Parent is in full compliance with all relevant laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing.  Parent is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing laws.  No director, officer or employee of Parent is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other party that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of Parent or (b) the ability of Parent to conduct its business.  Except as set forth in the Parent SEC Documents, each employee of Parent is employed on an at-will basis and Parent does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

3.23                   Interested Party Transactions.  Except as disclosed in Schedule 3.23, no officer, director or stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such party, has or has had, either directly or indirectly, (a) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Parent, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Parent any goods or services; or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which it may be bound or affected.

3.24                   Governmental Inquiries.  Parent has provided to the Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by Parent from any governmental authority, and Parent’s response thereto, and each material written statement, report or other document filed by Parent with any governmental authority.

3.25                   Bank Accounts and Safe Deposit Boxes.  Schedule 3.25 discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by Parent, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be.

3.26                   Intellectual Property.  Parent does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in Schedule 3.26.

3.27                   Parent has no stock option plans except the Clear System Recycling, Inc. 2012 Incentive Compensation Plan (the “Parent Incentive Plan”), which will be adopted prior to the Closing. Parent has made no grants under the Parent Incentive Plan. Parent has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to Parent. Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of Parent, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from Parent, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of Parent provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Parent.

3.28                   No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent when considered as a whole together with all other information furnished to the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.

ARTICLE 4
ADDITIONAL AGREEMENTS

4.1                       Within four (4) business days following the execution hereof, the Parent shall prepare file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K disclosing the entry into this Agreement. Upon the closing of the Merger, the Parent shall cooperate in the filing of the Current Report on Form 8-K disclosing the closing of the Merger, the change in control of the Parent, departure of directors, election of directors, unregistered sales of equity securities, changes in Parent’s certifying accountant and any other reportable event contemplated by the Merger.

4.2                       The Company and Parent shall each afford to the other and to the other’s accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, and subsequent to the Closing until all pre-Closing filing requirements are met, solely for the purposes of filing any documents required to be filed with the Commission, to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Article shall affect any representations or warranties made herein.  Each party shall hold, and shall cause its employees and agents to hold, in strict confidence, all such information (other than such information which:  (i) is already in such party’s possession; (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors; or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished).  If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

4.3                       Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.  In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Company shall take all such necessary action.

4.4                       No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Parent Common Stock and after reasonable advance notice to the Company.

4.5                       At the Closing, Parent shall accept the resignations of Arthur John Carter as officer and director of Parent as provided by Section 5.3(h) hereof and cause Gordon Root, Kenneth Kepp and Michael Noonan to be elected to the Board of Directors of Parent.

4.6                       At the Closing, each of Gordon Root and Kenneth Kepp will enter into Executive Employment Agreements with Parent or EAD to serve in the respective positions of President, Chief Executive Officer and Chief Operating Officer and Chief Financial Officer, respectively, through at least December 31, 2014.

4.7                       Simultaneously with the Closing, the Parent shall cause 23,000,000 shares of its issued and outstanding common stock to be cancelled.

4.8                       Each party to this Agreement will pay all costs and expenses (including the fees and disbursements of legal counsel, its accountants, third party fees, and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement  (whether such payables are received prior to or after Closing).

ARTICLE 5
CLOSING; DELIVERIES

5.1                       Closing Date.  Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on February 18, 2013, or on such other date agreed upon orally or in writing by the parties (the “Closing Date”). All proceedings to be taken and all documents to be executed at the Closing, including those in connection with this Agreement, shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  The Closing shall occur via the exchange of documents and signatures at the offices of Synergy Law Group, LLC, 730 W. Randolph Street, 6th Floor, Chicago, IL 60661. At the Closing, Parent shall present to the Transfer Agent for delivery to each Stockholder the certificate representing the Parent Common Stock to be issued to them in accordance herewith. Such presentment for delivery shall be against delivery to Parent of the certificates, opinions, agreements and other instruments referred to in Section 6.2 below. Parent will deliver at such Closing to the Company the officers’ certificate, agreements, instruments and opinion referred to in Section 5.3 below. All of the other documents and certificates and agreements referenced in this Article will also be executed as described therein. The Company and the Parent may waive compliance with any of the closing deliveries specified in this Article. At or immediately following the Closing, the Parent shall cause to be delivered to the Company all records and documents relating to the Parent which the Parent possesses, including, without limitation, books, records, government filings, tax returns, charter documents, corporate records, stock record books, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents associated with Parent.  Should the Closing not occur within ninety (90) days following execution of this Agreement, Parent or Company may terminate this Agreement.

5.2                       Closing Deliveries of the Company.  At Closing, the Company shall deliver the following documents to Parent:

(a)                A certificate, dated the Closing Date, executed on behalf of the Company by each of their Chief Executive Officer and President, certifying the following:

(i)                 the representations and warranties of each Company under this Agreement are true and correct in all material respects on the Closing Date;

(ii)               the Company has performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date; and

(iii)             there does not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default, and since the Balance Sheet Date, there has been no change that has or will have a Material Adverse Effect on such Company, except as a result of the transactions contemplated by this Agreement.

(b)               A certificate, dated the Closing Date, executed by the Company’s Secretary, certifying that:  (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the consummation of the Merger and exchange shall have been duly made or obtained, and all material consents by third parties that are required for the Merger and exchange have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

(c)                Copies of resolutions of the Board of Directors, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered pursuant hereto.

(d)               A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute this Agreement and any documents referred to herein, and further certifying that the Articles of Incorporation and By-laws of the Company delivered to Parent at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

(e)                All written consents, satisfactory in form and substance to Parent, from each party to the leases, contracts, instruments and other documents listed in Schedule 2.13(a) through Schedule 2.13(d) as necessary to consent to the change in ownership upon the effectiveness of the Merger and exchange, of all of the rights and interests of the Company in and to such leases, contracts, instruments and documents, except to the extent the failure to so obtain such consents could not reasonably be expected to have a Material Adverse Effect.

(f)                Evidence as of a recent date of the good standing and existence of the Company issued by the Secretary of State of the State of Oregon and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

(g)               The Company’s (i) audited consolidated balance sheet (the “Balance Sheet”) as of December 31, 2012 (the “Balance Sheet Date”) and audited consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2012, together with the related independent auditors’ report of LBB & Associates, Ltd., LLP and (ii) audited balance sheets and related audited statements of income and audited statements of cash flow for Chiurazzi Internazionale, S.R.L. for the fiscal year ending December 31, 2011 and the period ending December 17, 2012. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of their operations and changes in financial position for the periods therein specified and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior accounting periods or, with respect to Chiurazzi Internazionale, S.R.L., in accordance with International Financial Reporting Standards.

(h)               A certificate that the Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed by schedule, (b) to the extent set forth on or reserved against in the Balance Sheet or the Notes to the Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) have a Material Adverse Effect, and (d) by the specific terms of any written agreement, document or arrangement identified in the Schedules hereto or which are not required to be disclosed thereby.

(i)                 A certificate from the Company that since the Balance Sheet Date, except as disclosed by schedule, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, or, to the Company’s knowledge, contingent, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions, and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a Material Adverse Effect, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares or other securities or granted any options (including employee options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding shares, (l) suffered or experienced any change in, or condition affecting, the financial condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a Material Adverse Effect, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party which has a Material Adverse Effect, (o) suffered any material loss not reflected in the Balance Sheet or its statement of operations for the period ended on the Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $25,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

(j)                 An opinion of Synergy Law Group, counsel for the Company, to the effect as set forth in Exhibit C hereto.

(k)        Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent or its counsel may reasonably request.

5.3                       Deliveries of Parent.  At Closing, Parent and Merger Sub shall deliver the following documents to the Company:

(a)                Certificate, dated the Closing Date, executed on behalf of the Parent and Merger Sub by their Chief Executive Officer or other duly authorized officers, certifying the following:  (i) the representations and warranties of Parent and Merger Sub under this Agreement are true and correct in all material respects on the Closing Date; (ii) Parent and Merger Sub have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date; and (iii) there does not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default of Event of Default, and since the Parent Balance Sheet Date, there has been no change that has or will have a Material Adverse Effect on the Parent.

(b)               An opinion of Pearlman & Schneider LLP, counsel for Parent and Merger Sub, to the effect set forth in Exhibit D hereto.

(c)                Certificates, dated the Closing Date, executed by the Secretary of the Parent and the Secretary of Merger Sub, certifying that: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the consummation of the Merger and exchange shall have been duly made or obtained, and all material consents by third parties required for the Merger and exchange have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

(d)               Copies of resolutions of Parent’s and Merger Sub’s Boards of Directors, certified by the Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger and exchange and all other documents and instruments to be delivered by it pursuant hereto.

(e)                Certificates of incumbency executed by the Secretary of Parent and the Secretary of Merger Sub certifying the names, titles and signatures of the officers authorized to execute this Agreement and any documents referred to herein, and further certifying that the Articles of Incorporation and By-laws of Parent and Merger Sub appended thereto have not been amended or modified.

(f)                A certificate of the Transfer Agent, certifying as of the business day prior to the date of the Merger and exchange, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Common Stock, together with the number of shares of Parent Common Stock held by each record owner.

(g)               A letter from the Transfer Agent setting forth the number of shares of Parent Common Stock that would be issued and outstanding as of the Closing Date after taking into consideration the closing of the Merger and exchange (including the cancellation of the 23,000,000 shares of common stock of the Company).

(h)               the executed resignation of Arthur John Carter as a director and officer of Parent.

(i)                 Evidence as of a recent date of the good standing and corporate existence of Parent and Merger Sub issued by the Secretary of State of the State of Nevada and evidence that the Parent and Merger Sub are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

(j)                 Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company or its counsel may reasonably request.

ARTICLE 6
DEFINITIONS

Unless the context otherwise requires and in addition to any terms defined elsewhere in this Agreement, the terms defined in this Article shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

“Agreement” shall mean this Agreement.

“Assumed Indebtedness” shall have the meaning assigned to it in the recitals and Schedule 2.4 hereof.

“Balance Sheet” and “Balance Sheet Date” shall have the meanings assigned to such terms in Section 5.2(g) hereof.

“Certificates” shall have the meaning assigned thereto in Section 1.4(b) hereof.

“Closing” and “Closing Date” shall have the meanings assigned to such terms in Section 6.1 hereof.

“Code” shall have the meaning assigned to it in the recitals.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall mean CI Holdings, Inc., an Oregon corporation.

“Company Common Stock” shall have the meaning assigned to it in the recitals.

“Company Common Stock Certificate” shall have the meaning assigned to it in Section 1.5(c).

 “Default” shall mean a default or failure in the due observance or performance of any covenant, condition or agreement to be observed or performed under the terms of this Agreement if such default or failure in performance shall remain unremedied for ten (10) days after receipt of written notice of such default.

“Dissenting Shares” shall have the meaning assigned to it in Section 1.7 hereof.

“Dissenting Stockholder” shall have the meaning assigned to it in Section 1.7 hereof.

“EAD” shall mean Experience Art & Design, Inc., the new name of the Merger Sub which will exist as a Nevada corporation and a wholly-owned subsidiary of the Parent following the closing of the transactions contemplated herein.

“Effective Time” shall have the meaning assigned to it in Section 1.3 hereof.

“Employee Benefit Plans” shall have the meaning assigned to it in Section 2.17 hereof.

“Equity Security” shall mean any stock, interest or similar equity security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock, interest or similar equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant, option or right to subscribe to or purchase any stock, interest or similar equity security, or any such warrant, option or right.

“ERISA” shall mean the Employee Retirement Income Securities Act of 1974, as amended.

 “Exchange Agent” shall have the meaning assigned to it in Section 1.9(a) hereof.

 “Exchange Ratio” shall have the meaning assigned to it in Section 1.6 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Shares” shall have the meaning assigned to it in Section 1.9(b) hereof.

“Event of Default” shall mean (a) the failure to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any material agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure to perform or observe any material term, covenant, agreement or condition on one’s part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

"knowledge" and "know" means, when referring to any person or entity, the actual knowledge of the Chief Executive Officer, President or Chief Financial Officer or the person or entity of the particular matter or fact with respect to which it is used,

“Indebtedness” shall mean any obligation which under generally accepted accounting principles is required to be shown on the balance sheet as a liability, excluding however, accounts payable, accrued expenses and other short term liabilities.

“Indebtedness for Borrowed Money” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed or for which one is otherwise contingently liable.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

 “Material Adverse Effect” shall have the meaning assigned to it in Section 2.2 hereof.

“Merger” shall mean the merger of the Company with and into the Merger Sub.

“Merger Sub” shall mean Clear System Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Parent.

“NRS” shall mean the Nevada Revised Statutes.

“ORS” shall mean the Oregon Revised Statutes.

“Parent” shall mean Clear System Recycling, Inc., a Nevada corporation.

“Parent Balance Sheet Date” shall have the meaning assigned to it in Section 3.14 hereof.

“Parent Common Stock” shall have the meaning assigned to it in the recitals.

“Parent Employee Benefit Plans” shall have the meaning assigned to it in Section 3.17 hereof.

“Parent Financial Statements” shall have the meaning assigned to it in Section 3.11 hereof.

“Parent Incentive Plan” shall have the meaning assigned to it in Section 3.27 hereof.

“Parent SEC Documents” shall have the meaning assigned to it in Section 3.10 hereof.

“Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’, material-men’s’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof in business.

“Person” shall include all natural persons, corporations, business trusts, associations, limited liability Company, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholder” or “Stockholders” shall mean the holders of common stock of the Company who are signatories to this Agreement.

“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages,  costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a stockholder of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

“Transfer Agent” means Island Stock Transfer Company, Parent’s transfer agent and registrar.

ARTICLE 7
MISCELLANEOUS

7.1                       Notices.

Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

If to Parent:                 Clear System Recycling, Inc.

73 Raymar Place

Oakville, Ontario Canada

Attention:  Mr. Arthur John Carter, President

With a copy to:

If to Merger Sub:        Clear System Merger Sub, Inc.

73 Raymar Place

Oakville, Ontario Canada

Attention:  Mr. Arthur John Carter, President

With a copy to:           Pearlman Schneider LLP

2200 Corporate Boulevard West

Suite 210

Boca Raton, FL 33431

Attention: Brian A. Pearlman, Esq.

                        If to the Company:     Experience Art & Design, Inc.

                                                            386 NW 3rd Avenue

                                    Canby, OR  97013

Attention: Mr. Gordon Root, President

With a copy to:           Synergy Law Group

730 West Randolph Street, Suite 600

Chicago, Illinois 60661

Attention: Kristen A. Baracy

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing.  Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

7.2                       Entire Agreement.  This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

7.3                       Expenses.  Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

7.4                       Time.  Time is of the essence in the performance of the parties’ respective obligations herein contained.

7.5                       Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.6                       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that no Stockholder shall directly or indirectly transfer or assign any of his or her rights hereunder in whole or in part without the written consent of the Parent and the Company, which shall not be unreasonably withheld, and any such transfer or assignment without said consent shall be void.

7.7                       No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto (including all Stockholders who acquire shares of Parent Common Stock), their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

7.8                       Counterparts.  This Agreement may be executed in one or more counterparts and by transmission of a digital or facsimile signature, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single agreement.

7.9                       Recitals, Schedules and Exhibits.  The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

7.10                   Section Headings and Gender.  The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

7.11                   Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada. This Agreement and the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the courts of the State of Nevada. The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of Nevada by virtue of a failure to perform an act required to be performed in the State of Nevada. The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Nevada for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, or any judgment entered by any court in prospect hereof brought in the State of Nevada and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Nevada has been brought in an inconvenient forum.  With respect to any action before the above courts, the parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

7.12                   Amendment of Agreement.  This Agreement may be amended or modified at any time in all respects by an instrument in writing executed by Parent and the Company, provided that any amendment that materially and adversely affects the rights or changes the obligation of any Stockholder (as opposed to the Company) shall require the consent of any such Stockholder.

Survival of Representations and Warranties.  The representations and warranties of the parties made in Articles 2 and 3 of this Agreement shall survive six (6) months beyond the Closing. This Section shall not limit any claim for fraud based on such representations and warranties. Nothing in this Section shall impair or alter any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT:

CLEAR SYSTEM RECYCLING, INC.,

a Nevada corporation

By:      /s/ Arthur John Carter

Arthur John Carter

President

MERGER SUB:

CLEAR SYSTEM MERGER SUB, INC.,

a Nevada corporation

By:      /s/ Arthur John Carter

Arthur John Carter

President

COMPANY:

EXPERIENCE ART & DESIGN, INC.,

an Oregon corporation

By:      /s/ Gordon Root

Gordon Root

President

EXHIBIT A

MERGER SUB ARTICLES OF INCORPORATION

EXHIBIT B

MERGER SUB BY-LAWS

ARTICLE 8 BY-LAWS

of

CLEAR SYSTEM MERGER SUB, INC.

A Nevada Corporation

ARTICLE I - OFFICES

1.1       Registered Office.  The registered office shall be in Carson City, Nevada.

1.2       Additional Offices.  The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II - MEETINGS OF SHAREHOLDERS

2.1       Location of Meetings.  All meetings of the shareholders for the election of directors shall be held in the State of Nevada, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Nevada as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2       Annual Meetings.  Annual meetings of shareholders shall be held each year in the month of December, unless otherwise directed by the Board of Directors, at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the common shareholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.  “Common Shareholders” shall mean the holders of Common Stock of the corporation as duly reflected on the stock ledger of the corporation.

2.3       Notice of Meetings.  Written notice of the annual meeting stating the place, date and hour of the meeting, and the means by which any remote communications shall be utilized for purposes of attending and participating in such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

2.4       Participation and Attendance at Meetings.  If the directors shall provide for the participation of meetings of shareholders by means of remote communication, shareholders shall be considered present and may participate and vote in the meeting if they shall avail themselves of such remote communication services provided for by the directors.  Any such meeting conducted in whole or in part by means of remote communication shall be conducted by reasonable measures as directed by the directors to ensure verification of participating and voting is by a shareholder and that shareholders shall have a reasonable opportunity to participate in the meeting and vote on matters submitted to the shareholders for which they are entitled to vote, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and if any shareholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.5       Shareholder Records.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, with sufficient access information contained in the notice of such meeting or (b) during normal business hours at the principal place of business of the corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

2.6       Calling of Special Meetings.  Unless otherwise prescribed by statute or by the Articles of Incorporation, special meetings of the shareholders entitled to vote on the matter, for any purpose or purposes, may be called by the Chief Executive Officer or President and shall be called by the Chief Executive Officer, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning twenty percent (20%) of the entire capital stock of the corporation issued and outstanding and entitled to vote on the matter.  Such request shall state the purpose or purposes of the proposed meeting.

2.7       Notice of Special Meetings.  Written notice of a special meeting stating the place, date and hour of the meeting, and the means by which any remote communications shall be utilized for purposes of attending and participating in such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

2.8       Purpose of Meetings.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.9       Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.10     Voting Approval.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.11     Voting.  Unless otherwise provided in the Articles of Incorporation, each shareholder having voting power on the matter shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder.  At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  All voting may (except where otherwise required by law) be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or by his or her proxy, a stock vote shall be taken.  The corporation may, and to the extent required by law shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting, count the votes, decide the results and make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.12     Action without Meeting.  Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder, or by a person or persons authorized to act for a shareholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the shareholder or by a person or persons authorized to act for the shareholder and (b) the date on which such shareholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent of shareholders entitled to vote or consent on the matter shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation.

2.13     Presiding Over Meetings.  The Chairman of the Board of Directors shall preside at all meetings of the shareholders.  In the absence or inability to act of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or a Vice President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside.  The Secretary of the corporation shall act as Secretary of each meeting of the shareholders.  In the event of his or her absence or inability to act, the Chairman of the meeting shall appoint a person who need not be a shareholder to act as Secretary of the meeting.

2.14     Conducting Meetings.  Meetings of the shareholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order.  The presiding officer of the meeting shall establish an agenda for the meeting.  The presiding officer’s rulings on procedural matters shall be final.  The presiding officer is authorized to impose reasonable time limits on the remarks of individual shareholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

ARTICLE III - DIRECTORS

3.1       Directors.  The number of directors which shall constitute the whole board shall be not less than one or more than seven.  Thereafter, within the limits above specified, the number of directors shall be determined by resolution unanimously approved by the Board of Directors or, in the absence of a determination by the Board of Directors, then by the Common Shareholders at the annual meeting.  The directors shall be elected at the annual meeting of the Common Shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his or her earlier resignation or removal.  Directors need not be shareholders.

3.2       Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until his or her earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute, subject to the provisions of the Articles of Incorporation.  If, at the time of filling any vacancy or any newly created directorship by the directors then in office, such that the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such vacancy or increase), a court of competent jurisdiction may, upon application of any shareholder or shareholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

3.3       Management of Corporation.  The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS

4.1       Meetings.  The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

4.2       First Meeting.  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

4.3       Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

4.4       Special Meetings.  Special meetings of the board may be called by the Chief Executive Officer or President on twenty-four hours’ notice to each director, either personally or by mail or by facsimile communication; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of one director unless the board consists of only one director; in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole director.

4.5       Quorum.  At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.6       Informal Action.  Unless otherwise restricted by the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or paper forms of any electronic transmission(s) are filed with the minutes of proceedings of the board or committee.

4.7       Participation in Meetings.  Unless otherwise restricted by the Articles of Incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by any means permitted under the Chapter 78 of the Nevada Revised Statutes (including participation in a meeting of the Board of Directors, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other), and any such participation in a meeting shall constitute presence in person at the meeting.

4.8       Presiding Over Meetings.  The Chairman of the Board of Directors shall preside at all meetings of the directors.  In the absence or inability to act of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or a Vice President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside.  The Secretary of the corporation shall act as Secretary of each meeting of the directors.  In the event of his or her absence or inability to act, the Chairman of the meeting shall appoint a person who need not be a shareholder to act as Secretary of the meeting.

4.9       Conducting Meetings.  Meetings of the directors be conducted in a fair manner but need not be governed by any prescribed rules of order.  The presiding officer of the meeting shall establish an agenda for the meeting.  The presiding officer’s rulings on procedural matters shall be final.  The presiding officer is authorized to impose reasonable time limits on the remarks of individual board member and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

4.10     Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.11     Committees.

(a)        The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any member of any committee appointed by the Board of Directors, or the entire membership of such committee, may be removed, with or without cause, by the vote of a majority of the Board of Directors.

(b)        In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)        Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by Chapter 78 of the Nevada Revised Statutes to be submitted to shareholders for approval or (ii) adopting, amending or repealing any by-law of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

(d)       Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.12     Compensation of Directors.  Unless otherwise restricted by the Articles of Incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

4.13     Removal and Resignation of Directors.  Unless otherwise restricted by the Articles of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote in the election of directors.  Any director of the corporation may resign at any time by giving notice in writing or electronic transmission to the Board of Directors, the Chairman, the Chief Executive Officer or the President.  Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE V - NOTICES

5.1       Notice.  Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in any manner as prescribed by Chapter 78 of the Nevada Revised Statutes.

5.2       Wavier of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI - OFFICERS

6.1       Officers.  The officers of the corporation shall be chosen by the Board of Directors and shall include a President, a Vice-President, a Secretary and a Treasurer.  The Board of Directors may also appoint a Chairman of the board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Vice President of Development Services, one or more Senior Vice-Presidents, additional Vice-Presidents, and one or more assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the Articles of Incorporation or these by-laws otherwise provide.

6.2       Election of Officers.  The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a Chief Executive Officer, President, one or more Vice-Presidents, a Secretary and a Treasurer.  Any number of offices may be held by the same person, unless the Articles of Incorporation or these by-laws otherwise provide.  The Board of Directors may appoint such other officers and agents as it shall deem necessary that shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

6.3       Compensation of Officers.  The salaries and other compensation of all officers and agents of the corporation shall be fixed by the Board of Directors.

6.4       Term of Officers.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

6.5       Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect.  The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time prescribe.

6.6       Chief Executive Officer.  The Board of Directors may select a Chief Executive Officer of the corporation who, if appointed, shall be subject to the control of the Board of Directors and have general supervision, direction and control of the business and the officers of the corporation.  The Chief Executive Officer shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chairman of the board, at all meetings of the Board of Directors.  The Chief Executive Officer shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors, and, in connection therewith, shall be authorized to delegate to the President and the other executive officers such of his powers and duties as Chairman of the board at such times and in such manner as he may deem to be advisable.  In general, he shall discharge all duties incident to such office and such other duties as may be prescribed by the Board of Directors from time to time.  Except where by law or by order of the Board of Directors the signature of the President is required, the Chief Executive Officer shall have the same power as the President to execute instruments on behalf of the corporation.

6.7       President.  The President shall act at the direction of the Chief Executive Officer and the Board of Directors and shall be the executive officer next in authority to the Chief Executive Officer.  If there shall be no Chief Executive Officer, or in his or her absence or inability or refusal to act, then the President shall perform the duties prescribed for such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The President shall assist the Chief Executive Officer in the management of the business of the corporation, and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

6.8       Senior Vice-President(s).  In the absence of the President or in the event of his inability or refusal to act, the Senior Vice-President (or in the event there be more than one Senior Vice-President, the Senior Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Senior Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6.9       Vice-President(s).  In the absence of the Senior Vice-President or in the event of their inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Senior Vice-President(s), and when so acting, shall have all the powers of and be subject to all the restrictions upon the Senior Vice-President(s).  The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6.10     Chief Financial Officer.  The Board of Directors may select a Chief Financial Officer who, if appointed, shall be subject to the control of the Board of Directors, the Chief Executive Officer and the President, and shall be the principal financial and accounting officer of the corporation.  The Chief Financial Officer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the Chief Financial Officer and such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.  The duties and role of Treasurer, as set forth herein shall be subsumed by the Chief Financial Officer if one is appointed where no separate Treasurer is appointed.  If there shall also be a separate Treasurer, the Treasurer shall perform his duties at the direction of the Chief Financial Officer, the President and the Board of Directors.  If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties as Chief Financial Officer in such sum and with such surety or sureties as the Board of Directors may determine.

6.11     Chief Operating Officer.        The Chief Operating Officer shall be the chief operating officer of the Company, and as such shall direct the operations of the Company within the limits prescribed by the Chief Executive Officer, the President and the Board of Directors.  He shall have such other powers and duties as the Chief Executive Officer, the President or the Board of Directors may assign to him from time to time.  He may (i) sign, alone or with the Secretary or any other proper officer of the Company thereunto authorized by the Board of Directors, any policies, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, (ii) notwithstanding the foregoing, sign, alone or with the Secretary or any other proper officer of the corporation, contracts, documents or other instruments in the ordinary course of business consistent with past practice, and (iii) appoint and discharge agents and employees of the corporation except those that are appointed by the Chief Executive Officer, the President or the Board of Directors.  He shall, in general, perform all duties incident to the office of Chief Operating Officer.

6.12     Chief Technology Officer.  The Chief Technology Officer shall advise the Board and the Chief Executive Officer on software and hardware technology, software architecture development, information technology and other technical issues related to the matters which they consider and shall oversee the technology functions of the corporation.  The Chief Technology Officer shall identify and evaluate trends in technologies and economic and regulatory issues, assist the Chief Executive Officer in developing strategic goals and objectives for the Corporation, and perform all other duties as may be incident thereto or as otherwise assigned by the Board of Directors or the Chief Executive Officer.

6.13     Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

6.14     Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6.15     Treasurer and Assistant Treasurers.

(a)        The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

(b)        He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

(c)        If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

(d)       He shall perform all duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Board of Directors and the President; provided, that if there shall also be appointed a Chief Financial Officer, the Treasurer shall perform his duties at the direction of the Chief Financial Officer, President and Board of Directors.

(e)        The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VII - CERTIFICATES FOR SHARES

7.1       Certificates.  The shares of the corporation shall be represented by a certificate or shall be uncertificated.  Certificates shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer- or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.

7.2       Classes of Stock.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Sections 78.242 and 104.8204 of the Nevada Revised Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.3       Uncertificated Shares.  Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 78.235, 78.242 or 78.365(1) of the Nevada Revised Statutes or a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4       Signatures on Certificates.  Any of or all the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.5       Lost Certificates.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

7.6       Transfer of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

7.7       Fixing of Record Date.  In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

7.8       Registered Shareholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VII - CONFLICT OF INTERESTS

8.1       Contract or Relationship Not Void.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if:

(a)    the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)   the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)  the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

8.2       Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX - GENERAL PROVISIONS

9.1       Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

9.2       Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3       Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

9.4       Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.5       Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

9.6       Seal.  The corporation may have, but shall not be required to have, a corporate seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Nevada”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

9.7       Indemnification.  The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by Chapter 78 of the Nevada Revised Statutes and as may be set forth in the corporation’s Articles of Incorporation.

9.8       Stock in Other Corporations.  Shares of any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the corporation, or by any proxy appointed in writing by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the corporation may be endorsed for sale or transfer in the name of the corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the corporation or by any other officer or officers thereunto authorized by the Board of Directors.  Shares belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Chief Financial Officer or of any other nominee designated for the purpose of the Board of Directors.

ARTICLE X - AMENDMENTS

These by-laws may be altered, amended or repealed or new by-laws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Articles of Incorporation, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting in cases where such action is not unanimously adopted by the Board of Directors or voting shareholders entitled to vote on the matter, as the case may be.  If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Articles of Incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal by-laws.  Notwithstanding the foregoing, the provisions of Sections 2.2, 2.6, 2.11, 3.1, 4.4 and Article X, shall not be altered, amended or repealed without the approval of a majority of shareholders entitled to vote or consent on the matter.

EXHIBIT C

FORM OF OPINION OF SYNERGY LAW GROUP, LLC

AS COUNSEL FOR COMPANY

(a)                The Company is a corporation duly organized, validly existing and, based solely upon information from the Secretary of State of the State of Oregon, in good standing under the laws of Oregon.

(b)               The Company has the requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, including, without limitation, the Merger Agreement.

(c)                All actions necessary for the authorization, execution, and delivery of the Transaction Documents (including, without limitation, the Merger Agreement) by the Company and the performance by the Company of the obligations to be performed by the Company as of the date hereof under the Transaction Documents has been taken on the part of the Company’s stockholders and directors.

(d)               Each of the Transaction Documents (including, without limitation, the Merger Agreement) to which Company is a party have been duly executed and delivered by the Company.

EXHIBIT D

FORM OF OPINION OF PEARLMAN AND SCHNEIDER, LLP

AS COUNSEL FOR PARENT AND MERGER SUB

1.                  The Parent and Merger Sub is each a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.  The Parent and Merger Sub has full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted.

2.                  The Parent and Merger Sub has the requisite corporate power and authority to execute, deliver and perform the Agreement and Plan of Merger and other transaction documents to which it is a party.  The execution, delivery and performance of the Agreement and Plan of Merger and the other transaction documents to which the Parent and Merger Sub are a party have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub.

3.                  Each of the Agreement and Plan of Merger and the Transaction Documents has been duly executed and delivered by the Parent and Merger Sub (to the extent they are party thereto) and consented to by its shareholders, and constitutes the legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable in accordance with its terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

4.                  Execution and delivery by the Parent and Merger Sub of, and performance of their agreements in, the transaction documents to which they are a party do not (i) violate any law, statute, rule, regulation or  court order applicable to the Parent and/or Merger Sub and known to us, (ii)  breach, result in a default or loss of rights under, result in the creation of a right of termination, acceleration or modification under, or result in the creation of, or the right to create, any security interest in or lien on any assets of the Parent and/or Merger Sub pursuant to any agreements known to us to which the Parent and/or Merger Sub is a party or by which it or its assets is bound, or (iii) violate, conflict with, result in a breach of any terms or provisions of, or constitute a default under, the Parent or Merger Sub’s articles of incorporation or bylaws.

5.                  No consent, approval, authorization, order or action of, filing with or notice or payment to any regulatory agency or authority of the State of Nevada or the United States Federal Government is required to be obtained or made by the Parent and/or Merger Sub to perform their obligations under the transaction documents and consummate the transactions contemplated thereunder, except for such as have been obtained or made other than Form D and filings with any state securities authorities.

6.                  Based solely upon a review of the Parent’s stock records, the authorized capital stock of the Parent consists of [  ] shares, of which [___________] shares are issued and outstanding immediately prior to the Parent Share Cancellation, and [___________] shares are issued and outstanding after the Parent Share Cancellation. Based solely upon a representation from the Parent, we believe that all issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders.  Except as described in the Agreement and Plan of Merger or the exhibits thereto, to our knowledge there are no options, warrants, or other rights or agreements of any kind for the purchase or acquisition from, or the issuance or sale by, the Parent of any shares of such authorized capital stock, nor any outstanding securities or debt of any kind that is convertible into or exchangeable for any shares of such authorized capital stock.

7.                  The issuance of the Shares in accordance with the Agreement and Plan of Merger will be exempt from registration under the Securities Act of 1933, as amended.  The Shares which are being issued on the date hereof pursuant to the Agreement and Plan of Merger have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights contained in the Parent’s articles of incorporation or Bylaws or in any agreement to which the Parent is party.

8.                     To our knowledge, there are no current claims, actions, suits, investigations or proceedings, or any pending or threatened claim, action, suit, investigation or proceeding against any of the Parent or the Merger Sub before any court, arbitrator or governmental authority which, if determined adversely to any of the Parent or the Merger Sub, as applicable, would have a material adverse effect on the ability of the Parent or the Merger Sub to perform their obligations under the transaction documents.